UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2016

BUNGE LIMITED
(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-16625 (Commission File Number)	98-0231912 (I.R.S. Employer Identification Number)

50 Main Street White Plains, New York (Address of principal executive offices)	10606 (Zip code)

(914) 684-2800 (Registrant’s telephone number, including area code)

N.A. (Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 25, 2016, Bunge Limited (“Bunge”) held its 2016 annual general meeting of shareholders (the “Annual General Meeting”). At the Annual General Meeting, shareholders approved an amendment to Bunge’s bye-laws to declassify the Board of Directors, elected Bunge’s director nominees, approved the appointment of Deloitte & Touche LLP as Bunge’s independent auditors for fiscal year 2016, approved the advisory vote on executive compensation and approved the Bunge Limited 2016 Equity Incentive Plan. The results of the votes at the Annual General Meeting were as follows:

Proposal 1: Amendment to bye-laws to declassify the Board of Directors:

Votes For	Votes Against	Abstentions	Broker Non-Votes
104,468,374	63,077	73,576	7,141,061

Proposal 2: Election of directors:

Nominee	Votes For	Votes Against	Broker Non-Votes
Paul Cornet de Ways-Ruart	103,966,266	638,761	7,141,061
William Engels	96,001,593	8,603,434	7,141,061
L. Patrick Lupo	97,775,128	6,829,899	7,141,061
Soren Schroder	97,992,285	6,612,742	7,141,061

The directors listed above were reelected for a one-year term.  Directors whose terms of office continued after the Annual General Meeting are: Ernest G. Bachrach, Enrique H. Boilini, Carol M. Browner, Andrew Ferrier, William Engels, Kathleen Hyle and John E. McGlade.

Proposal 3: Approval of Deloitte & Touche LLP as independent auditors for fiscal year 2016 and authorization of the Audit Committee of the Board of Directors to determine the independent auditors’ fees:

Votes For	Votes Against	Abstentions	Broker Non-Votes
109,903,132	1,778,343	64,613	N/A

Proposal 4: Advisory vote on executive compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
97,805,672	6,383,973	415,382	7,141,061

Proposal 5: Approval of the Bunge Limited 2016 Equity Incentive Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
100,620,094	3,914,438	70,495	7,141,061

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2016

BUNGE LIMITED

By:	/s/ Carla L. Heiss
	Name:	Carla L. Heiss
	Title:	Deputy General Counsel, Chief Compliance Officer and Secretary